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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF HAEMONETICS CORPORATION

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NAME                                              JURISDICTION OF INCORPORATION
- ----                                              -----------------------------
Haemonetics S.A. International..................         Switzerland
Haemonetics Scandinavia AB......................         Sweden
Haemonetics GmbH................................         Germany
Haemonetics France SARL.........................         France
Haemonetics U.K. Ltd............................         England
Haemonetics Japan Co., Ltd......................         Japan
Haemonetics Ventures Corp. .....................         Massachusetts
Haemonetics Foreign Sales Corp. ................         Virgin Islands
Haemonetics Services, Inc.......................         Delaware
Nyon Associates, Inc............................         Delaware
Haemonetics Blood Services and Training Insti-
 tute, Inc. ....................................         Delaware
Haemonetics Belgium S.A./N.V....................         Belgium
Haemonetics Handelsgesellschaft.m.b.H...........         Austria
All of the foregoing subsidiaries are wholly owned
  by Haemonetics Corporation.
Haemonetics Italia S.R.L........................         Italy
This subsidiary is 80% (eighty percent) owned by Haemonetics Corporation
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